UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2009

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 N.

Pittsburg, Texas 75686-0093

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously announced, on December 1, 2008, Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), and certain of its wholly-owned subsidiaries (which, together with the Company may be referred to as the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”). The bankruptcy cases are being jointly administered under Case No. 08-45664. The Company’s subsidiaries in Mexico and certain subsidiaries in the United States were not included in the filings and have operated outside of the Chapter 11 process.

On December 8, 2009, the Debtors filed an Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (As Modified) with the Bankruptcy Court (as amended and supplemented, the “Plan”). On December 10, 2009, the Bankruptcy Court entered an order approving and confirming the Plan.

The Debtors expect to emerge from the Chapter 11 bankruptcy proceedings on or about December 28, 2009 (the “Effective Date”). However, the consummation of the Plan is subject to certain conditions that the Debtors must satisfy prior to the Effective Date, including (a) contemporaneous effectiveness of the Exit Credit Facility (defined and described below), and (b) there shall have been no modification or stay of the confirmation order or entry of other court order prohibiting the consummation of the transactions contemplated by the Plan. In addition, the Debtors must perform various other actions described in the Plan in conjunction with emergence from Chapter 11. There can be no assurance that the Debtors will satisfy these conditions, complete such required actions and emerge from Chapter 11 within the Debtors’ anticipated timeframe or at all.

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the Effective Date. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety be reference to the full text of the Plan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

General

The Plan provides for a reorganization of the Debtors’ businesses as a going concern. Upon the Effective Date, all holders of allowed claims will be paid in full, unless otherwise agreed by the applicable holder, provided that the Plan contemplates that the notes under the Company’s outstanding indentures will be reinstated unless and to the extent a holder of the notes elects to receive a cash payment equal to the principal amounts of the notes plus unpaid interest that had accrued pre-petition with interest accruing on such interest at the default contract rate through the effective date of the Plan and the unpaid post-petition interest at the non-default contract rate through the effective date. To the extent the holders of these notes elect reinstatement, then the amount of the term loan commitments under the Exit Credit Facility (defined and described below) will be reduced on a dollar-for-dollar and pro rata basis.

Holders of equity interests in the Company immediately prior to the effectiveness of the Plan will collectively be issued 36% of the common stock of the reorganized Company (“Reorganized PPC”) that is issued pursuant to the Plan. The other 64% of the common stock of Reorganized PPC will be issued to JBS USA Holdings, Inc. (“JBS USA”), a wholly-owned indirect subsidiary of JBS S.A., a Brazil-based meat producer, pursuant to the terms and condition of a stock purchase agreement (the “SPA”) entered into by the Company and JBS USA on September 16, 2009, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2009.

The Plan is premised on (i) a transaction with JBS USA whereby, pursuant to the SPA, JBS USA will purchase approximately 64% of the common stock of Reorganized PPC in exchange for $800 million in cash, to be used by the Debtors to, among other things, fund distributions to holders of allowed claims under the Plan, and (ii) the Debtors entering into a new credit facility having an aggregate commitment of up to $1,750 million (as described below, the “Exit Credit Facility”).

The Plan will not become effective until certain conditions are satisfied or waived, including: (i) entry of an order by the Bankruptcy Court confirming the Plan, (ii) all actions, documents and agreements necessary to implement the Plan having been effected or executed, (iii) satisfaction or waiver of the conditions precedent to the SPA (including access of the Debtors to funding under the Exit Credit Facility), other than those which are to be satisfied at the closing of the transactions contemplated by the SPA (as defined below), (iv) the Debtors having access to the cash contributed by the JBS USA, and (v) specified claims of the Debtors’ secured lenders having been paid in full pursuant to the Plan.

In addition, the obligations of the Company and JBS USA under the SPA are subject to the satisfaction of customary conditions to closing, including, without limitation, the execution and delivery of definitive documentation, receipt of certain regulatory approvals and governmental filings and the expiration or termination of applicable waiting periods, material compliance with the covenants of the parties, the representations and warranties under the SPA being true and correct (subject to certain materiality qualifiers), the absence of a material adverse change with respect to the Company since the date of the SPA and the payment of certain fees and expenses. Upon the Effective Date, the Company will, pursuant to the SPA, adopt and file an Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) and adopt Amended and Restated Corporate Bylaws (the “Restated Bylaws”).

The obligations of JBS USA under the SPA are conditioned on access of the Debtors to funding under the Exit Credit Facility. The obligations of JBS USA under the SPA, including JBS USA’s payment of the $800 million purchase price in exchange for 64% of the total issued and outstanding common stock of Reorganized PPC, have no other financing conditions.

The Stockholders Agreement

In connection with the closing of the transactions contemplated by the SPA (referred to as the “JBS Acquisition”), the Company will enter into a stockholders agreement with JBS USA (the “Stockholders Agreement”) and will adopt and file the Restated Certificate of Incorporation. The Restated Certificate of Incorporation will provide that the total number of shares of all classes of stock which the Company shall have the authority to issue is 850,000,000, consisting of 800,000,000 shares of common stock and 50,000,000 shares of preferred stock.

The Stockholders Agreement and the Restated Certificate of Incorporation will govern the constitution of the Company’s board of directors and the selection of its members. The Stockholders Agreement, among other things, will also restrict the ability of JBS USA to purchase shares of the common stock of Reorganized PPC, require the approval of the Company’s stockholders with respect to specified amendments to the Restated Certificate of Incorporation and Restated Bylaws and require JBS USA to use commercially reasonable efforts to maintain the listing of the common stock of Reorganized PPC on a national securities exchange. Among other rights, the Restated Certificate of Incorporation provides that, if JBS USA completes an initial public offering of its common stock, then, JBS USA has the right to exchange all of the outstanding common stock of Reorganized PPC for JBS USA common stock. For a period beginning upon the completion of such offering and ending two years and 30 days after the effective date of the Plan, JBS USA may exercise this exchange right during limited exchange windows in each fiscal quarter beginning six trading days after both Reorganized PPC and JBS USA have made their respective periodic reports or earnings releases for the preceding quarter or year, as applicable, and ending on the last day of the fiscal quarter during which the report or release was made. The number of shares of JBS USA common stock to be issued in exchange for the Reorganized PPC common stock will be dependent upon the relative average volume-weighted daily trading prices per share of the common stock of Reorganized PPC and the JBS USA common stock during the period immediately preceding the time JBS USA exercises its exchange right. Holders of Reorganized PPC’s common stock may ultimately receive shares of JBS USA common stock. For additional information regarding the exchange, see the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission on November 23, 2009.

Exit Credit Facility

The Company and certain of its subsidiaries, consisting of To-Ricos, Ltd. and To-Ricos Distribution, Ltd. (collectively, the “To-Ricos Borrowers”), expect to enter into the Exit Credit Facility that provides for an aggregate commitment of up to $1,750 million consisting of (i) a revolving loan commitment of at least $600 million, (ii) a term loan A commitment of up to $375 million and (iii) a term loan B commitment of up to $775 million. The revolving loan commitment will mature in 2012. Term A loans, which cannot exceed $375 million in the aggregate, will mature in 2012. Term B loans, which cannot exceed $775 million in the aggregate, will mature in 2014. CoBank ACB will serve as administrative agent (“Exit Facility Agent”) on behalf of the lenders under the Exit Credit Facility. The Company has received non-binding mandate letters from the potential lenders party to the Exit Credit Facility.

The Term A loans mature three years from the effective date of the Exit Credit Facility and must be repaid in 12 equal quarterly principal installments of $12.5 million beginning on April 15, 2010, with the final installment due on the maturity date for the Term A loans. The Term B loans mature five years from the effective date of the Exit Credit Facility and must be repaid in 16 equal quarterly principal installments of $12.5 million beginning on April 15, 2011, with the final installment due on the maturity date for the Term B loans. Additionally, following the end of each fiscal year, a portion of the Company’s cash flow must be used to repay outstanding principal amounts under the Term A and Term B loans. Covenants in the Exit Credit Facility will also require the Company to use the proceeds it receives from certain asset sales and specified debt or equity issuances and upon the occurrence of other events to repay outstanding borrowings under the Exit Credit Facility.

Outstanding borrowings under the revolving loan commitment will bear interest at a per annum rate equal to 3.50% plus the greater of (i) the U.S. prime rate as published by the Wall Street Journal, (ii) the average federal funds rate plus 0.5%, and (iii) the one-month LIBOR rate plus 1.0%, in the case of alternate base rate loans, or 4.50% plus the one, two, three or six month LIBOR rate adjusted by the applicable statutory reserve, in the case of Eurodollar loans. Outstanding Term A and Term B-1 loans will bear interest at a per annum rate equal to 4.00% plus greater of (i) the U.S. prime rate, as published by the Wall Street Journal, (ii) the average federal funds rate plus 0.5%, and (iii) the one month LIBOR rate plus 1.0%, in the case of alternate base rate loans, or 5.00%, plus the one, two, three or six month LIBOR Rate adjusted by the applicable statutory reserve, in the case of Eurodollar loans. Outstanding Term B-2 loans will bear interest at a per annum rate equal to 9.00%.

The proceeds of the borrowings under the Exit Credit Facility will be used to (i) repay outstanding secured and unsecured indebtedness of the Company and (ii) pay fees, costs and expenses related to and contemplated by the Exit Credit Facility and the Plan. In addition, proceeds of the borrowings under the revolving loan commitment may be used to finance the general corporate purposes of the borrowers (including capital expenditures, permitted acquisitions and principal and interest under the Exit Credit Facility).

All obligations under the Exit Credit Facility will be unconditionally guaranteed by certain of the Company’s subsidiaries and will be secured by a first priority lien on (i) the domestic (including Puerto Rico) accounts and inventory of the Company and its subsidiaries, (ii) 100% of the equity interests in the To-Ricos Borrowers and the Company’s domestic subsidiaries and 65% of the equity interests in the Company’s direct foreign subsidiaries, (iii) substantially all of the personal property and intangibles of the Company, the To-Ricos Borrowers and the guarantor subsidiaries, and (iv) substantially all of the real estate and fixed assets of the Company and the subsidiary guarantors.

Item 7.01.	Regulation FD Disclosure.

The provisions of the Bankruptcy Code require the Debtors to file monthly operating reports with the Bankruptcy Court during the bankruptcy proceedings. The Debtors have filed the monthly operating reports for the fiscal months ended October 24, 2009 and November 28, 2009, respectively. A copy of the monthly operating report for the fiscal month ended November 28, 2009, which includes the operating results for the Debtors for the fiscal months ended October 24, 2009 and November 28, 2009, is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Company has and intends to continue to post important information about the restructuring, including monthly operating reports and other financial information required by the Bankruptcy Court, on the Company’s website www.pilgrimspride.com under the “Investors-Reorganization” caption. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibits 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The monthly operating reports were not prepared in accordance with U.S. generally accepted accounting principles, was not audited or reviewed by independent accountants, will not be subject to audit or review by the Company’s external auditors at any time in the future, are in a format consistent with applicable bankruptcy laws, and are subject to future adjustment and reconciliation. The Company cautions investors and potential investors not to place undue reliance upon the information contained in the monthly operating reports.

Item 8.01.	Other Events.

As described in the Debtors’ monthly operating reports, during the fiscal months ended October 24, 2009 and November 28, 2009, the Debtors reported net losses of approximately $13.07 million and $15.73 million, respectively. The monthly operating reports cover the results of only the Debtors and do not include the results for the Company’s other non-Debtor subsidiaries that are not material to its operations, or its Mexico operations. During the fiscal months ended October 24, 2009 and November 28, 2009, the Company’s Mexico operations reported operating losses of approximately $2.9 million and $1.3 million, respectively.

On December 10, 2009, the Company issued a press release to announce that the Bankruptcy Court’s confirmation of the Plan. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (As Modified) dated December 8, 2009

99.2	Monthly Operating Report for the fiscal month ended November 28, 2009

99.3	Press release, dated December 10, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: December 10, 2009	By:	/S/ RICHARD A. COGDILL
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (As Modified) dated December 8, 2009

99.2	Monthly Operating Report for the fiscal month ended November 28, 2009

99.3	Press release, dated December 10, 2009